UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2022

KIORA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, Utah 84105	84105
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 31, 2022, the Board of Directors (the “Board”) of Kiora Pharmaceuticals, Inc. (the “Company”) appointed Erin Parsons as a member of the Board. Ms. Parsons will serve as a Class III director and will serve until the Company’s 2024 Annual Meeting of Stockholders and until her respective successor is duly elected and qualified or her earlier resignation or removal.

The Board has determined that Ms. Parsons is independent under the rules of The Nasdaq Capital Market. As a non-employee director of the Company, Ms. Parsons will receive compensation in the same manner of the Company’s other non-employee directors, as described in the section entitled “Director Compensation” in the Definitive Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2021.

Ms. Parsons, age 46, has served as Founder and President of Parsons Medical Communications, LLC, an agency providing scientific and strategic consulting to small and large companies in the ophthalmic space, since its founding in 2010. Ms. Parsons has served as a member of the board of directors of Alimera Sciences, Inc. (Nasdaq: ALIM), a pharmaceutical company concerned with retinal health and vision, since December 2021. Ms. Parsons received a BS in Biology from Wake Forest University.

There are no arrangements or understandings between Ms. Parsons and any other person pursuant to which Ms. Parsons was appointed as a director of the Company, and there are no family relationships between Ms. Parsons and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Ms. Parsons was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Resignation of Executive Chairman

Effective of January 31, 2022, Stephen From voluntarily resigned as Executive Chairman of the Company and as a member of the Board. Mr. From did not resign as a result of any disagreement regarding the Company’s operations, policies or practices.

In connection with Mr. From’s resignation, the Company and Mr. From entered into a separation agreement (the “Separation Agreement”) on January 31, 2022, providing for severance payments and benefits to Mr. From consistent with the terms of his existing employment agreement with the Company, including monthly payments of $33,333.33 for eighteen months following the separation date, a lump sum of $300,000 payable on the date of the last monthly payment, eighteen months of COBRA subsidy payments and eighteen months of accelerated option and restricted stock unit vesting. The Separation Agreement also includes a release of claims by Mr. From in favor of the Company.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Chairman

In connection with Mr. From’s resignation as Executive Chairman, effective as of January 31, 2022, the Board appointed Paul Chaney as non-executive Chairman of the Board, and Mr. Chaney ceased serving as Lead Independent Director upon his appointment as Chairman.

Item 7.01.	Regulation FD Disclosure.

On February 1, 2022, the Company issued a press release announcing the appointment of Ms. Parsons to the Board and Mr. From’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

10.1	Separation Agreement by and between Kiora Pharmaceuticals, Inc. and Stephen From, dated January 31, 2022
99.1	Press Release of the Company, dated as of February 1, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: February 1, 2022